UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June20, 2005

DPL Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-9052	31-1163136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Woodman Drive, Dayton, Ohio		45432
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (937) 224-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.               Entry into a Material Definitive Agreement.

On June 20, 2005, DPL Inc., announced that it has entered into a $100 million, 364-day unsecured revolving credit facility through it principal subsidiary, The Dayton Power and Light Company.  KeyBank, N.A. is the administrative agent and co-lender and LaSalle Bank, N.A. is the other co-lender.  This facility can be annually renewed through May 30, 2010 and may be increased up to $150 million.

The foregoing description of the terms of the Agreement is qualified in its entirety by reference to the Agreement which is attached hereto as Exhibit 10.1 and incorporated herein by reference.  A copy of the press release announcing the sale is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01(c).           Exhibits.

10.1	Revolving Credit Agreement and exhibits, dated as of May 31, 2005, by and between Key Bank N.A., LaSalle Bank N.A. and The Dayton Power and Light Company.

99.1	Press Release of DPL Inc., dated June 20, 2005.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL Inc.

Date: June 27, 2005
/s/ Miggie E. Cramblit
	Name:	Miggie E. Cramblit
Title: Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

10.1	Revolving Credit Agreement and exhibits, dated as of May 31, 2005, by and between Key Bank N.A., LaSalle Bank N.A. and The Dayton Power and Light Company.	E

99.1	Press Release of DPL Inc., dated June 20, 2005.	E